EXHIBIT 11

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                   Three Months Ended
                                                                                        March 31,

                                                                                1999                  2000
                                                                            ------------         -------------
BASIC EARNINGS PER COMMON SHARE:
     Income before the cumulative effect of a change
        in accounting principle.........................................    $    11,516         $      10,757
     Cumulative effect of a change in accounting principle..............         (5,315)                    -
     Extraordinary items - loss on discharge of indebtedness............              -                  (302)
                                                                            -----------         -------------
          Net income per common share...................................         $6,201               $10,455
                                                                            ===========         =============

     Shares:
        Weighted average number of common shares outstanding............         52,342                47,952
                                                                            ===========         =============

     Basic earnings per common share:
     Income before the cumulative effect of a change
        in accounting principle........................................     $      0.22         $        0.22
     Cumulative effect of a change in accounting principle.............            (.10)                    -
     Extraordinary items - loss on discharge of indebtedness...........               -                     -
                                                                            -----------         -------------
          Net income per common share..................................          $ 0.12                $ 0.22
                                                                            ===========         =============

DILUTED EARNINGS PER COMMON SHARE:
     Income before the cumulative effect of a change
        in accounting principle........................................     $    11,516         $      10,757
     Cumulative effect of a change in accounting principle.............          (5,315)                    -
     Extraordinary items - loss on discharge of indebtedness...........               -                  (302)
                                                                            -----------         -------------
          Net income per common share                                       $     6,201         $      10,455
                                                                            ===========         =============

     Shares:
        Weighted average number of common shares outstanding...........          52,342                47,952
        Options and warrants issued....................................           1,216                   661
                                                                            -----------         -------------
        Weighted average number of common
          shares outstanding as adjusted...............................          53,558                48,613
                                                                            ===========         =============

     Diluted earnings per common share:
     Income before the cumulative effect of a change
        in accounting principle........................................     $      0.22         $        0.22
     Cumulative effect of a change in accounting principle.............            (.10)                    -
     Extraordinary items - loss on discharge of indebtedness...........               -                     -
                                                                            -----------         -------------
          Net income per common share..................................     $      0.12         $        0.22
                                                                            ===========         =============